SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2010 (July 7, 2010)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On July 7, 2010, BioMimetic Therapeutics, Inc. (the “Company”) issued a press release announcing that Dr. Timothy Daniels, associate professor of orthopedic surgery at the University of Toronto and St. Michaels Hospital presented the final, one year results of the Company’s North American Pivotal Study comparing Augment Bone Graft (“Augment”) to autograft in foot and ankle fusion surgery at the American Orthopaedic Foot and Ankle Society (AOFAS) summer meeting.  The Company also announced that Dr. Nicholas Abidi, a practicing orthopedic surgeon at Santa Cruz Orthopaedic Institute and an investigator in the Company’s Augment North American Clinical Study, presented a paper during the AOFAS meeting in which he summarized the results of a recently completed economic study supported by the Company.  The presentations by both Dr. Daniels and Dr. Abidi are presented in more detail under Item 8.01 to this Current Report on Form 8-K.

A copy of slides from that Dr. Daniels’ presentation are furnished as Exhibit 99.1 to this Current Report on Form 8-K, and the slides from Dr. Abidi’s presentation are furnished as Exhibit 99.2.

The information in this Current Report and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01  Other Events.

On July 7, 2010, the Company announced the final, one year results of its North American Pivotal Study comparing Augment to autograft in foot and ankle fusion surgery at the AOFAS summer meeting.  Dr. Timothy Daniels presented the entire 52-week data set, highlighting key 52-week endpoints, which demonstrate that out of 16 secondary endpoint measures at the 52-week time point, 15 were statistically significant for non-inferiority.  Further, Augment compared favorably to autograft with clinical healing rates of 87.8% and 88.3%, and a therapeutic failure rate of 7.3% and 8.0%, respectively.

On July 7, 2010, the Company also announced results from its European Union Augment foot and ankle fusion study, which included 108 patients at 11 clinical centers in Europe.  This study demonstrated only a 7% revision rate, which is consistent with the therapeutic failure rate observed in the U.S. pivotal trial for Augment and autograft (7.3-8.0%) and Canadian registration trial (10%), and a safety profile that was consistent with all other studies of Augment to date.

On July 7, 2010, Dr. Nicholas Abidi presented a paper during the AOFAS meeting in which he summarized the results of a recently completed economic study supported by the Company that quantifies the direct medical costs of harvesting autograft in foot and ankle fusion procedures.  The study concluded that the cost of harvesting autograft is between $1,100 and $2,400 depending on the harvest site, excluding the cost of treating complications associated with the harvest procedure.

A copy of the Company’s press release announcing these results is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits
99.1  Slides from Dr. Daniel’s presentation
99.2  Slides from Dr. Abidi’s presentation
99.3  Press Release dated July 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date:     July 7, 2010